UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2004
Date of Report (date of Earliest Event Reported)

ACCERIS COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	0-17973 (Commission File No.)	59-2291344 (I.R.S. Employer Identification No.)

9775 Businesspark Avenue, San Diego, CA 92131
(Address of principal executive offices and zip code)

(858) 547-5700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Item 4.  Changes in Registrant’s Certifying Accountant

     On May 4, 2004, PricewaterhouseCoopers LLP (“PwC”), the independent auditor for Acceris Communications Inc., a Florida corporation (the “Company”), communicated to Company management that PwC would decline to stand for re-election. PwC confirmed this communication in a letter submitted to the Company dated May 5, 2004, stating that PwC’s client-auditor relationship with the Company would cease upon completion of services related to the issuance by the Company of the condensed consolidated financial statements as of and for the quarter ended March 31, 2004. A copy of PwC’s May 5, 2004 letter is attached to this Current Report as Exhibit 99.1.

     The PwC audit reports on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion; nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

PwC’s report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended at December 31, 2003 and 2002, contained a separate paragraph stating as follows: “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a stockholders’ deficit. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In connection with its audits of the Company’s financial statements as of December 31, 2003 and 2002, and for the years then ended, and through May 4, 2004:

     (i)  the Company did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and

     (ii)  except as noted in the succeeding paragraph, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K(as used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K),:

On three occasions, the Company’s Chief Executive Officer and Chief Financial Officer, having conducted an evaluation of the Company’s internal controls and procedures, concluded that the Company’s controls and procedures were not effective to record, process, summarize and report information to be disclosed by the Company in its reports to be filed or submitted under the Securities Exchange Act of 1934, as amended, within the time periods specified by the U.S. Securities and Exchange Commission.

Specifically, in the Company’s Form 10-Q for the quarter ended September 30, 2002, management reported a deficiency in the Company’s disclosure controls and procedures; in the Company’s Form 10-K for the year ended December 31, 2002, management reported three material weaknesses in the Company’s internal controls; and in the Company’s Form 10-Q for the quarter ended September 30, 2003, management reported a significant deficiency in the Company’s internal controls. The Company’s previous public filings that describe these matters are incorporated by reference into this Current Report on Form 8-K and are as follows:

(i)	Paragraphs 3-4 of Item 4. Controls and Procedures, Part I of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, filed on November 19, 2002

(ii)	Paragraphs 2-6 of Item 14. Controls and Procedures, Part IV of the Company’s Amended Annual Report on Form 10-K/A#2 for the period ended December 31, 2002, filed on October 15, 2003, and

(iii)	Paragraphs 1-4 of Item 4. Controls and Procedures, Part I of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed on November 19, 2003.

     The Company has provided PwC with a copy of this Current Report on Form 8-K and has requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter from PwC is filed as Exhibit 16.1 hereto.

     The Company is actively seeking a replacement independent auditor and will announce such replacement as soon as such information becomes available.

Item 7.   Financial Statements and Exhibits

     (c)   Exhibits

16.1	PwC’s May 11, 2004 letter to the U.S. Securities and Exchange Commission.
99.1	PwC’s May 5, 2004 letter to the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2004	By:	/s/ Gary M. Clifford
		Name:	Gary M. Clifford
		Title:	Chief Financial Officer and Vice President of Finance